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                                                                 EXHIBIT 10.7.1

                      AMENDMENTS TO THE CREDIT AGREEMENT:

                          AMENDMENT TO CREDIT AGREEMENT

     AMENDMENT as of September 1, 2000 by and between Axel Johnson Inc., a Delaware corporation ("Axel Johnson"), and Larscom Incorporated, a Delaware corporation

                                   WITNESSETH

     WHEREAS, Axel Johnson and Larscom are parties to a certain Credit Agreement dated December 24, 1996 (the "Credit Agreement"); and

     WHEREAS, the Credit Agreement as amended will, by its terms, terminate on December 24, 2000: and

     WHEREAS, Axel Johnson and Larscom desire to extend the term of the Credit Agreement and to make such other amendments thereto as are deemed necessary.

     NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   The term shall terminate on December 24, 2001.

     2. All notices to Larscom pursuant to Section 13 of the Agreement shall be addressed as follows:

         Larscom Incorporated
         1845 McCandless Drive
         Milpitas, CA 95035
         Attention Vice President - Finance/Chief Financial Officer


     3. Unless otherwise defined herein, capitalized terms shall have the meanings attributed to them in the Credit Agreement.

     4. Except as expressly provided herein, all terms and conditions in the Credit Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment 1 to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                     LARSCOM INCORPORATED

                                     /s/ Donald W. Morgan
                                     -----------------------
                                         Donald W. Morgan

                                     AXEL JOHNSON INC.

                                     /s/ Charles E. Murphy
                                     -----------------------
                                         Charles E. Murphy

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EXHIBIT 10.7.1 AMENDMENTS TO THE CREDIT AGREEMENT: (continued)

June 19, 2000

Mr. Donald Morgan
Vice President, Chief Financial Officer
Larscom Incorporated
1845 McCandless Drive
Milpitas, CA 95035

Dear Don:

You have asked Axel Johnson, Inc. to clarify the circumstances under which the prepayment provisions set forth in section 11 of the credit agreement between Larscom and Axel Johnson, dated December 24, 1996 (the "Credit Agreement") would become effective. While we believe the meaning and intent of section 11 is and has been clear, in order to avoid any doubt, we propose amending section 11 to read as follows:

     "11. MANDATORY PREPAYMENTS If Axel Johnson owns less than the majority of the OUTSTANDING SHAREHOLDER VOTES of Larscom or less than a majority of the directors of Larscom are persons who were ELECTED BY Axel Johnson to the Board of Directors of Larscom, Axel Johnson, upon not less than 90 days prior written notice, may cease making Loans hereunder, and/or require, in whole, or from time to time, in part, the principal of and interest on the Loans and all other amounts hereunder to be prepaid without premium or penalty."

If the foregoing amendment is agreeable, please sign and return a copy of this letter, and we will consider the Credit Agreement to be amended accordingly.


Larscom Incorporated                           Axel Johnson, Inc.

/s/ Donald W. Morgan                           /s/ Einar M. Rod
-----------------------                        -----------------------
    Donald W. Morgan                               Einar M. Rod